SCHEDULE 14A

(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant ☒   Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as Permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to § 240.14a-12

Amegy Bancorporation, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Filed by: Amegy Bancorporation, Inc.

Pursuant to Rule 14a-12

under the Securities Exchange Act of 1934

Subject Company: Amegy Bancorporation, Inc.

Commission File No. 000-22007

On July 7, 2005, Amegy Bancorporation, Inc. issued the following communication:

Key Messages:

•	In the growth and evolution of a company, there are times when you have different opportunities. In our case, we have two good options—an attractive go forward option or a combination option that is even more attractive.

•	In today’s banking environment, it became increasingly clear that the best long-term interests of our shareholders, employees and communities would be to join forces with one of the top banking franchises in the nation.

•	Our ambition to be the number one banking organization in Texas is stronger today than it ever has been. Customers want—and deserve—the latest technology. Employees want—and deserve—the best place to work. Shareholders want—and deserve—an outstanding rate of return on their investment. Communities want—and deserve—strong financial institutions that are partners in growth.

•	This opportunity just made sense.

•	Zions is a “collection of great banks” — and that means just what it says. These are individual banks that cooperate and find efficiencies where possible and yet reflect the needs of their individual communities.

•	And our new partner has the highest growth footprint in banking—a footprint that just got better with the addition of the dynamic Texas market.

•	Zions also preserves the heritage of community banking with the efficiencies of a larger company.

•	For example, we will keep our name, our management, our board and even our charter. We will continue to make loan decisions locally. Customers of all sizes are important to both of our companies.

•	This merger means we will be able to leverage and make even stronger many of our products and services such as small business banking, treasury management, real estate, energy, foreign exchange and private banking. In addition, Zions has many niche businesses and products that will complement those of Amegy.

•	Their banking model is truly unique—one that works and one that is truly compatible with Amegy’s. While protecting the autonomy of local community banks and gaining efficiencies of a larger organization, Zions has produced a compounded annual EPS growth rate of over 13% since 1995.

•	Both banks represent the best in service small, middle market and consumer customers. Each of us has grown by getting to know—and winning the respect and business of one customer at a time.

•	While both companies have made acquisitions, most of their growth has been internally generated again by getting to know customers and prospects and focusing on the right products and services at the right time.

•	The cultures of our banks are a perfect match—aggressively calling on customers and prospects to provide the right products and service at the right time, and being active participants in our communities.

•	“This is a company that I have watched through the years. I am an admirer of their culture which is so similar to ours. I am a fan of their unique banking model and their innovative ways of managing their balance sheet. I am enthusiastic about their products and their commitment to service,” said Paul Murphy. “I am pleased to be joining this collection of great banks.”

•	“I can say without a doubt that Zions is a partner any bank would want. They respect relationships. They respect the fact that for banks to be effective, they must be local in spirit and in fact. They respect their people,” added Murphy.

•	With a strong merger partner, particularly one that shares the same growth and service commitments as we do, we will be more competitive and more efficient because infrastructure costs will be spread over a larger base.

•	Just as with our previous merger partners, our customers will have little impact on their banking—they can use their same checks, debit and ATM cards.

•	And, there is another reason that Zions is the best partner for us—their roots are deep in Texas. Harris Simmons, chairman, began his banking career in Houston and he has two brothers who live here.

•	Two of the company’s outside directors are Texans and an additional director will be joining from Amegy’s board.

•	You might ask, why now? As the year went on, and as we saw interest rates increase and our margin—and that of other banks—continue to decline, we began to look at different options and potential merger partners.

•	We believe the margin pressure the financial industry is experiencing today is a long-term challenge and will be persistent not only due to rates but also competition. We believe there will be continued consolidation among banks.

•	If we had chosen to stand alone, it would have meant reducing our cost structure significantly and being a somewhat different bank. We would have to do things more efficiently and with considerably fewer people.

•	I am sure that one important question is: What about our people? Customer-facing employees will have no change. We will be consolidating some functions over the next two years which could result in some layoffs. Obviously, it is our goal to minimize displacements.

•	Note that we have 150 openings today and we hire about 300 new employees annually. Employees whose jobs are displaced will be given first priority and training to fill vacant positions. If there are no other jobs, ample notice and a severance package will be given.

•	During this review of our strategic options which led to today’s announcement, we were legally precluded from making any public statements, even to employees. I know this caused concern for many of you.

•	Rest assured that both Harris and I are 100% committed to keeping all communications lines open and information on our progress available to you. A special e-mail has been set up as well as a phone line. I personally commit to responding to you within 24 hours. Some issues may take some time to work through but I will let you know the status.

•	I realize this is a lot to digest, but I hope you will take the time to learn more about this strong banking franchise and commit to doing your part to make the transition smooth for your customers. Just like with our name change, the success of this partnership depends on how you portray it to your customers, prospects, friends, and family.

•	I hope you can see why I believe this announcement today is another step in the growth and evolution of our Bank and it is one that I am extremely pleased with.

Additional Information and Where to Find it

Zions Bancorporation will file a Form S-4, Amegy Bancorporation will file a proxy statement and both companies will file other relevant documents concerning the proposed merger transaction with the Securities and Exchange Commission (SEC). INVESTORS ARE URGED TO READ THE FORM S-4 AND PROXY STATEMENT WHEN THEY BECOME AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. You will be able to obtain the documents free of charge at the website maintained by the SEC at www.sec.gov. In addition, you may obtain documents filed with the SEC by Zions free of charge by contacting: Investor Relations, Zions Bancorporation, One South Main Street, Suite 1134, Salt Lake City, Utah 84111, (801) 524-4787. You may obtain documents filed with the SEC by Amegy free of charge by contacting: Controller, Amegy Bancorporation, 4400 Post Oak Parkway, Houston, Texas 77027, (713) 235-8800.

Participants in Solicitation

Zions Bancorporation, Amegy Bancorporation, Inc., and their respective directors and executive officers, may be deemed to be participants in the solicitation of proxies from Amegy’s shareholders in connection with the merger. Information about the directors and executive officers of Zions and their ownership of Zions stock is set forth in the proxy statement for Zions’ 2005 Annual Meeting of Shareholders. Information about the directors and executive officers of Amegy and their ownership of Amegy stock is set forth in the proxy statement for Amegy’s 2005 Annual Meeting of Shareholders. Investors may obtain additional information regarding the interests of such participants by reading the Form S-4 and proxy statement for the merger when they become available.

Investors should read the Form S-4 and proxy statement carefully when they become available before making any voting or investment decisions.

Cautionary Language Concerning Forward-Looking Statements

Information set forth in this document contains financial estimates and other forward-looking statements that are subject to risks and uncertainties, and actual results might differ materially. Such statements include, but are not limited to, statements about the benefits of the business combination transaction involving Zions Bancorporation and Amegy Bancorporation, Inc., including future financial and operating results, the new company’s plans, objectives, expectations and intentions and other statements that are not historical facts. Such statements are based upon the current beliefs and expectations of Zions’ and Amegy’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements.

The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: the failure of Amegy shareholders to approve the transaction; the ability to obtain governmental approvals of the transaction on the proposed terms and schedule; the risk that the businesses will not be integrated successfully; the risk that the cost savings and any other synergies from the transaction may not be fully realized or may take longer to realize than expected; disruption from the transaction making it more difficult to maintain relationships with customers, employees or suppliers; competition and its effect on pricing, spending, third-party relationships and revenues. Additional factors that may affect future results are contained in Amegy’s filings with the Securities and Exchange Commission (“SEC”), which are available at the SEC’s Web site http://www.sec.gov. Amegy disclaims any obligation to update and revise statements contained in this presentation based on new information or otherwise.